Exhibit 32.1
CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE
SECURITIES EXCHANGE ACT OF 1934
In connection with the Quarterly Report of The Bon-Ton Stores, Inc. on Form 10-Q for the period ended October 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:
1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

DATE: December 10, 2009	By:	/s/ Byron L. Bergren
Byron L. Bergren
President and Chief Executive Officer

	By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer
A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.